Exhibit 99.1

                             [GRAPHIC LOGO OMITTED]
                               UNIONBANCORP, INC.

News Release

FOR IMMEDIATE RELEASE


            UNIONBANCORP, INC. REPORTS RECORD SECOND QUARTER EARNINGS

OTTAWA, IL, July 18, 2003 - Charles J. Grako, President and Chief Executive Officer of UnionBancorp, Inc. (Nasdaq: UBCD), announced record second quarter earnings of $2,004,000 or $0.48 per diluted share. This compares favorably to $225,000 or $0.04 per diluted share earned in the second quarter of 2002. The Company's results for the second quarter of 2002 were adversely impacted by a $2,018,000 provision for loan losses. For the six months ended June 30, 2003, net income equaled $3,811,000 or $0.91 per diluted share compared to $1,494,000 or $0.34 per diluted share earned in the same period during 2002.

"We are extremely pleased to have begun 2003 with back-to-back record quarterly earnings," remarked Grako. "The breadth and diversity of our product mix allowed us to achieve strong earnings growth despite a still tenuous economic climate. We are confident that our strategic direction and commitment to customer service positions us for continued growth, creating long-term value for our shareholders."

Second Quarter 2003 Highlights:

     o The Company reported record net income for the second consecutive quarter.

     o The Board of Directors approved a stock repurchase plan whereby the Company may repurchase up to 5% of its outstanding common stock in the open market or in private transactions over the next 18 months. To date, the Company has repurchased 10,500 shares at a weighted average cost of $17.92.

     o Contributing to the positive earnings performance were strategic divestitures that resulted in the net gain on the sale of the Company's Internet Service Provider (ISP) and Merchant Point of Sale
          (POS) product lines. The impact to earnings, net of taxes, was approximately $0.04 per diluted share.

     o Net interest income increased to $6.5 million from $6.4 million a year ago. The net interest margin declined 6 basis points to 3.66% in the second quarter of 2003 from 3.72% during the same period in 2002 and declined 23 basis points from 3.89% during the first quarter of 2003.

     o Noninterest income, excluding securities gains and the gains on sale of the ISP and POS product lines, increased $867,000 or 31%, driven by the continued strong performance of the mortgage banking division and other noninterest revenue product lines.

     o Noninterest expenses increased $164,000 or 2.3% during the second quarter of 2003 in comparison to the second quarter of 2002.

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

     o The Company is in the final stages of constructing its newest branch facility in Yorkville, Illinois, one of the fastest growing Chicago suburbs. The facility is expected to open in early fall and will be located in the new Yorkville Marketplace development at the intersection of Routes 34 and 47.

     o The Company's Board of Directors approved the payment of a $0.09 quarterly cash dividend on the Company's common stock, marking the 73rd consecutive quarter of dividends paid to stockholders.

Net Interest Margin

The net interest margin declined 6 basis points to 3.66% in the second quarter 2003 from 3.72% during the same period in 2002 and declined 23 basis points from 3.89% during the first quarter 2003. The margin contraction in the second quarter 2003 resulted primarily from lower earning asset rates due to the continued low interest rate environment, management's steps taken during the year to insulate net interest income against the potential for rising interest rates, and the impact of refinance related prepayments and calls on mortgage-backed securities. The expectation of continued low interest rates is likely to maintain pressure on margins going forward in 2003. Tax-equivalent net interest income was $6.5 million for the second quarter of 2003 as compared to $6.4 million for 2002's second quarter.

Noninterest Income and Expense

Noninterest income, excluding securities gains and the gains on sale of the ISP and POS product lines, increased $867,000 or 31%. The increase was largely related to the continued strong revenue generation from mortgage banking income. Also contributing to the improvement were increases in overdraft and nsf charges, insurance commissions and fees and revenue generated from incremental investments in bank-owned life insurance.

Noninterest expense experienced a $164,000 or 2.3% increase primarily due to salary and benefits category and other variable expenses related to higher production volumes in our mortgage banking and financial services business lines. These areas of the Company operate at a lower gross profit margin and historically generate significant levels of noninterest income but also incur considerable noninterest expense.

Asset Quality

During the first six months of 2003, the loan portfolio decreased 1.4% to $476.4 million, as compared to $483.2 million at December 31, 2002. This was due to the continued weak economic environment and tighter underwriting standards. The level of nonperforming loans to total end of period loans totaled 1.29% as of June 30, 2003 compared to 1.72% on June 30, 2002 and 0.99% at December 31, 2002. Net charge-offs for second quarter were 0.10% of average loans, as compared to 0.18% for second quarter 2002. The reserve coverage ratio (allowance to nonperforming loans) was reported at 103.08% as of June 30, 2003 as compared to 90.52% as of June 30, 2002 and 135.5% as of December 31, 2002.

About the Company

UnionBancorp, Inc. is a regional financial services company based in Ottawa, Illinois, and devotes special attention to personal service and offers Bank, Trust, Insurance and Investment services at each of its locations. The Company's market area extends from the far Western suburbs of the Chicago metropolitan area across Central and Northern Illinois to the Mississippi River in Western Illinois.

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

UnionBancorp common stock is listed on The Nasdaq Stock Market under the symbol "UBCD." Further information about UnionBancorp, Inc. can be found at the Company's website at http://www.ubcd.com.

Safe Harbor Statement

This release may contain "forward-looking" statements. Forward looking statements are identifiable by the inclusion of such qualifications as "expects", "intends", "believes", "may", "likely" or other indications that the particular statements are not based upon fact but are rather based upon the Company's beliefs as of the date of this release. Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors. For additional information about these factors, please review our filings with the Securities and Exchange Commission.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

     o    Unaudited Quarterly and Year to Date Highlights

     o    Unaudited Consolidated Balance Sheets

     o    Unaudited Consolidated Statements of Income

     o    Unaudited Selected Quarterly Consolidated Financial Data

UnionBancorp, Inc.
Unaudited Quarterly and Year to Date Highlights
(In Thousands, Except Share Data)


                                                          Three Months Ended                Six Months Ended
                                                               June 30,                         June 30,
                                                    ------------------------------   ------------------------------
                                                         2003            2002             2003            2002
                                                    --------------   -------------   -------------   --------------
Operating Highlights
    Net income                                      $        2,004   $         225   $       3,811   $        1,494
    Return on average total assets                            1.03%           0.12%           0.98%            0.40%
    Return on average stockholders equity                    11.36%           1.38%          10.98%            4.63%
    Net interest margin                                       3.66%           3.72%           3.77%            3.74%
    Efficiency ratio                                         69.30%          73.78%          67.83%           73.49%

Per Share Data
    Diluted earnings per common share               $         0.48   $        0.04   $        0.91   $         0.34
    Book value per common share                     $        17.69   $       16.32   $       17.69   $        16.32
    Diluted weighted average common
       shares outstanding                                4,068,284       4,028,116       4,053,126        4,024,629
    Period end common shares outstanding                 3,998,946       3,979,056       3,998,946        3,979,056

Stock Performance Data
    Market Price:
       Quarter End                                  $        20.00   $       15.15   $       20.00   $        15.15
       High                                         $        20.48   $       15.70   $       20.48   $        15.70
       Low                                          $        16.05   $       14.25   $       15.15   $        13.73
    Period end price to book value                            1.13            0.93            1.13             0.93

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

UnionBancorp, Inc.
Unaudited Consolidated Balance Sheets
(In Thousands)

                                                                               June 30,      December 31,
                                                                                 2003            2002
                                                                              -----------    -----------
ASSETS
Cash and cash equivalents                                                     $    35,303    $    38,962
Securities available-for-sale                                                     220,937        227,229
Loans                                                                             476,386        483,229
Allowance for loan losses                                                          (6,353)        (6,450)
                                                                              -----------    -----------
     Net loans                                                                    470,033        476,779
Cash surrender value of life insurance                                             14,055         13,776
Mortgage servicing rights                                                           2,685          2,640
Premises and equipment, net                                                        14,750         14,055
Goodwill                                                                            7,642          7,642
Intangible assets, net                                                                761            873
Other real estate                                                                     320          1,557
Other assets                                                                        7,345          8,103
                                                                              -----------    -----------

         Total assets                                                         $   773,831    $   791,616
                                                                              ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits
         Non-interest-bearing                                                 $    81,223    $    90,606
         Interest-bearing                                                         525,732        551,352
                                                                              -----------    -----------
              Total deposits                                                      606,955        641,958
     Federal funds purchased and securities sold
       under agreements to repurchase                                               1,845          3,588
     Advances from the Federal Home Loan Bank                                      77,450         61,750
     Notes payable                                                                  7,925          8,275
     Other liabilities                                                              7,566          7,150
                                                                              -----------    -----------
         Total liabilities                                                        701,741        722,721
                                                                              -----------    -----------

Mandatory redeemable preferred stock                                                  831            831
                                                                              -----------    -----------

Stockholders' equity
     Series A convertible preferred stock                                             500            500
     Common stock                                                                   4,600          4,571
     Surplus                                                                       22,121         21,856
     Retained earnings                                                             46,077         43,113
     Accumulated other comprehensive income                                         3,285          3,171
     Unearned compensation under stock option plans                                   (11)           (23)
                                                                              -----------    -----------
                                                                                   76,572         73,188
     Treasury stock, at cost                                                       (5,313)        (5,124)
                                                                              -----------    -----------
              Total stockholders' equity                                           71,259         68,064
                                                                              -----------    -----------

              Total liabilities and stockholders' equity                      $   773,831    $   791,616
                                                                              ===========    ===========

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

UnionBancorp, Inc.
Unaudited Consolidated Statements of Income
(In Thousands, Except Share Data)

                                                          Three Months Ended                Six Months Ended
                                                               June 30,                         June 30,
                                                    ------------------------------   ------------------------------
                                                         2003            2002             2003            2002
                                                    --------------   -------------   -------------   --------------
Interest income
    Loans                                           $        8,279   $       8,976   $      16,820   $       18,511
    Securities
       Taxable                                               1,691           1,930           3,577            3,642
       Exempt from federal income taxes                        398             424             793              863
    Federal funds sold and other                                12              22              30               66
                                                    --------------   -------------   -------------   --------------
       Total interest income                                10,380          11,352          21,220           23,082

Interest expense
    Deposits                                                 3,188           4,497           6,646            9,293
    Federal funds purchased and securities sold
      under agreements to repurchase                            40              50              70               78
    Advances from the Federal Home Loan Bank                   770             531           1,457            1,123
    Notes payable                                               81              83             165              179
                                                    --------------   -------------   -------------   --------------
       Total interest expense                                4,079           5,161           8,338           10,673
                                                    --------------   -------------   -------------   --------------
Net interest income                                          6,301           6,191          12,882           12,409
Provision for loan losses                                      357           2,018             969            2,537
                                                    --------------   -------------   -------------   --------------
Net interest income after
    Provision for loan losses                                5,944           4,173          11,913            9,872

Noninterest income
    Service charges                                            794             654           1,550            1,245
    Merchant fee income                                        210             307             489              551
    Trust income                                               146             191             323              371
    Mortgage banking income                                  1,192             568           2,221            1,199
    Insurance commissions and fees                             641             500           1,235            1,044
    Securities gains, net                                      129              57             221              300
    Other income                                               975             561           1,647            1,131
                                                    --------------   -------------   -------------   --------------
                                                             4,087           2,838           7,686            5,841
Noninterest expenses
    Salaries and employee benefits                           3,979           3,723           7,809            7,607
    Occupancy expense, net                                     470             438             968              891
    Furniture and equipment expense                            524             485           1,017              875
    Supplies and printing                                      122             113             248              270
    Telephone                                                  281             302             538              527
    Other real estate owned expense                             40             105             168              174
    Amortization of intangible assets                           52             101             106              202
    Other expenses                                           1,701           1,738           3,332            3,375
                                                    --------------   -------------   -------------   --------------
                                                             7,169           7,005          14,186           13,921
                                                    --------------   -------------   -------------   --------------
Income before income taxes                                   2,862               6           5,413            1,792
Income taxes                                                   858            (219)          1,602              298
                                                    --------------   -------------   -------------   --------------
Net income                                                   2,004             225           3,811            1,494
Preferred stock dividends                                       64              64             128              128
                                                    --------------   -------------   -------------   --------------

Net income for common stockholders                  $        1,940   $         161   $       3,683   $        1,366
                                                    ==============   =============   =============   ==============
Basic earnings per share                            $         0.49   $        0.04   $        0.92   $         0.34
                                                    ==============   =============   =============   ==============
Diluted earnings per common share                   $         0.48   $        0.04   $        0.91   $         0.34
                                                    ==============   =============   =============   ==============

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
UnionBancorp, Inc.
Unaudited Selected Quarterly Consolidated Financial Data
(In Thousands, Except Share Data)


                                                                                         Quarters Ended
                                                          -------------------------------------------------------------------------
                                                            06/30/03       03/31/03        12/31/02      09/30/02         06/30/02
                                                          ------------   ------------   ------------    ------------   ------------


                                                                         (Dollars in Thousands, Except Per Share Data)

Statement of Income Data
   Interest income                                        $     10,380   $     10,840   $     11,189    $     11,238   $     11,352
   Interest expense                                              4,079          4,259          4,634           4,879          5,161
                                                          ------------   ------------   ------------    ------------   ------------
     Net interest income                                         6,301          6,581          6,555           6,359          6,191
   Provision for loan losses                                       357            612            518             519          2,018
                                                          ------------   ------------   ------------    ------------   ------------
     Net interest income after provision for loan losses         5,944          5,969          6,037           5,840          4,173
   Noninterest income                                            4,087          3,599          3,554           3,060          2,838
   Noninterest expense                                           7,169          7,017          7,665           7,440          7,005
                                                          ------------   ------------   ------------    ------------   ------------
   Income (loss) before income taxes                             2,862          2,551          1,926           1,460              6
   Provision (benefit) for income taxes                            858            744            522             314           (219)
                                                          ------------   ------------   ------------    ------------   -------------
   Net income                                             $      2,004   $      1,807   $      1,404    $      1,146   $        225
                                                          ============   ============   ============    ============   ============
   Net income on common stock                             $      1,940   $      1,743   $      1,340    $      1,081   $        161
                                                          ============   ============   ============    ============   ============

Per Share Data
   Basic earnings per common shares                       $       0.49   $       0.44   $       0.34    $       0.27   $       0.04
   Diluted earnings per common shares                             0.48           0.43           0.33            0.27           0.04
   Cash dividends on common stock                                 0.09           0.09           0.08            0.08           0.08
   Dividend payout ratio for common stock                        18.56%         20.60%         23.73%          29.42%        197.52%
   Year-end book value per common share                   $      17.69   $      17.29   $      16.97    $      16.68   $      16.32
   Basic weighted average common shares outstanding          3,994,564      3,984,319      3,980,946       3,979,919      3,979,056
   Diluted weighted average common shares outstanding        4,068,284      4,044,782      4,035,124       4,028,164      4,028,116
   Period-end common shares outstanding                      3,998,946      3,986,046      3,980,946       3,980,946      3,979,056



Balance Sheet Data
   Securities                                             $    220,937   $    230,123   $    227,229    $    213,077   $    214,548
   Loans                                                       476,386        477,406        483,229         489,148        483,998
   Allowance for loan losses                                     6,353          6,498          6,450           6,808          7,514
   Assets                                                      773,831        779,424        791,616         769,844        750,805
   Deposits                                                    606,955        626,076        641,958         623,157        613,351
   Stockholders' equity                                         71,259         69,423         68,064          66,897         65,425



Earnings Performance Data
   Return on average total assets                                 1.03%          0.94%          0.71%           0.60%          0.12%
   Return on average stockholders' equity                        11.36          10.58           8.22            6.82           1.38
   Net interest margin ratio                                      3.66           3.89           3.72            3.74           3.72
   Efficiency ratio (1)                                          69.30          66.38          70.86           69.32          73.78



Asset Quality Ratios
   Nonperforming assets to total end of period assets             0.83%          0.68%          0.80%          1.06%           1.45%
   Nonperforming loans to total end of period loans               1.29           0.86           0.99           1.15            1.72
   Net loan charge-offs to total average loans                    0.10           0.12           0.11           0.25            0.18
   Allowance for loan losses to total end of period loans         1.33           1.38           1.33           1.39            1.55
   Allowance for loan losses to nonperforming loans             103.08         159.58         135.50         120.79           90.52



Capital Ratios
   Average equity to average assets                               9.04%          8.89%          8.63%          8.92%           8.76%
   Total capital to risk adjusted assets                         12.64          12.26          11.84          12.05           12.11
   Tier 1 leverage ratio                                          8.07           7.79           7.48           7.55            7.63


-----------------------------------------

(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

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